Exhibit 4.02

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

FIRST AMENDMENT (this “Amendment”) dated as of August 27, 2014, amending the Securities Purchase Agreement dated as of June 20, 2014 (the “Agreement”), between Trans-Lux Corporation (the “Company”) and George W. Schiele (“Schiele”).  All terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Agreement, as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Amendments.  The Agreement shall be hereby amended by adding a new paragraph (c) to Section 2.02 contained therein, as follows:

“(c)

Within 90 days of the Closing, the Company shall make a cash payment to the Investor in the amount of $876.71, which such amount represents the amount of interest due to Investor under the Note.”

SECTION 2.  Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, from and after the date hereof, refer to the Agreement as amended by this Amendment.

SECTION 3. No Other Changes.  Except as otherwise expressly provided in this Amendment, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

SECTION 4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

SECTION 5.  Counterparts; Effectiveness.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment shall become effective as of the date first written above when duly executed below.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TRANS-LUX CORPORATION

By:

/s/ J.M. Allain

Name:

J.M. Allain

Title:

President and CEO

GEORGE W. SCHIELE, an individual

/s/ George W. Schiele